UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Cenntro Inc.
(Exact Name of Registrant as Specified in Charters)

Nevada	001-38544	93-2211556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Comon Stock, $0.0001 par value per share	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

First Amendment to Senior Secured Promissory Note

On May 16, 2025, Cenntro Inc. (the “Company”) and About Investment Pte. Ltd. a Singapore exempt private company limited by shares (“Holder”) entered into an amendment (the “Note Amendment”) to a senior secured promissory note (the “Note”) originally issued by the Company on July 20, 2022, in an original principal amount of $52,237,500.

Pursuant to the Note Amendment, the parties have agreed to amend the floor price of any conversions of the Note to $0.202 per share equal to an eighty percent (80%) discount of the closing bid price of the Company’s common stock during the trading day immediately preceding the Note Amendment, which will be adjusted accordingly in the event of a share split or combination. The terms of the Amended Note continue to grant the Holder the right to convert from time to time at its election, all or any portion of the outstanding balance of the Note into shares common stock of the Company at the conversion price, which is equal to the lesser of (i) the fixed conversion price or (ii) eighty-five percent (85%) of the ten (10) day VWAP during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date, and in each case subject to adjustment set forth in the Note.

The Note continues to contains an ownership limitation, pursuant to which the Company shall not effect any issuance of shares of common stock to the extent that such issuance would cause the Holder, together with its affiliates, to beneficially own a number of common shares exceeding 9.99% of the number of shares of common stock outstanding on such date, including shares of common stock issuable upon such conversion under the Note.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, Dr. Yi Zeng, the director (the “Director”) of the Company, notified the board of directors of the Company (the “Board”) of his decision to resign his position on the Board of the Company and as a member of the audit committee of the Board, effective immediately. Dr. Zeng’s decision was not the result of any disagreement between Dr. Zeng and the Company on any matters relating to the Company’s operations, policies or practices. Due to the vacancy left by Dr. Zeng, the Board intends rectify the vacancy on the audit committee of the Board.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment 1 to Senior Secured Convertible Promissory Note, dated as of May 16, 2025 between the Company and the Holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cenntro Inc.
Dated: May 21, 2025

	By:	/s/ Peter Z. Wang
Peter Z. Wang
Chief Executive Officer